                                                                   EXHIBIT 23(a)





                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report dated September 5, 1995 on the financial statements of Youth Services International, Inc. and subsidiaries (and to all references to our Firm) included in or made a part of this registration statement.

/s/ ARTHUR ANDERSEN LLP
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Baltimore, Maryland,
   July 26, 1996

                                                                   EXHIBIT 23(a)




                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report dated November 15, 1995 on the financial statements of Desert Hills Center for Youth and Families of New Mexico, Inc. as of June 30, 1995 and for the year then ended included in or made a part of this registration statement.


/s/ ARTHUR ANDERSEN LLP
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Tucson, Arizona,
   July 25, 1996